SCHEDULE II
                    INFORMATION WITH RESPECT TO
        TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
          SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-RBW CORP

 GABELLI FUNDS, INC.

  THE GABELLI ABC FUND

                     2/07/95           10,000-            8.7000

 GAMCO INVESTORS, INC.

                     2/16/95            7,000-            8.6250
                     2/14/95            1,500-            8.6250
                     2/13/95            6,000-            8.6458
                     2/10/95           11,000-            8.6477
                     2/09/95            2,000-            8.6250
                     2/08/95            4,000-            8.7500
                     2/07/95           10,000-            8.6250
                     2/02/95            1,500-            8.2500
                     1/31/95            4,500-            8.0000
                     1/30/95            5,000-            8.1250

















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.




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